UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 27, 2005

ISOLAGEN, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31564	87-0458888
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

405 Eagleview Blvd.

Exton, PA  19341

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (484) 713-6000

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement.

In connection with the resignation of Frank DeLape as Chairman of the Board and member of the Board of Directors of Isolagen, Inc. (“Isolagen”), effective as of October 27, 2005, Isolagen, its subsidiary, Isolagen Technologies, Inc. and Frank DeLape have entered into a Separation and Release Agreement (the “Agreement”), which, upon its effectiveness, will define certain post-termination payments and benefits to which Mr. DeLape will be entitled.

Pursuant to the Agreement, Mr. DeLape agreed, among other things, to (a) resign all positions with Isolagen and all of its subsidiaries and to terminate his employment with Isolagen,  (b) certain lock-up and standstill restrictions in respect of Isolagen shares he and his affiliates own effective through July 2006, and (c) execute a release for the benefit of Isolagen and its affiliates.  Isolagen agreed, among other things, to pay separation payments in the aggregate amount of $210,000, beginning on Mr. DeLape’s resignation date through March 15, 2006.  Mr. DeLape also will retain options to purchase (a) 650,000 shares of common stock of Isolagen, par value $.001 per share (“Isolagen Common Stock”) granted on September 1, 2001, which are fully vested as of his resignation date, have an exercise price of $6.00 per share and will be exercisable for a period of two years following his resignation date (b) 400,000 shares of Isolagen Common Stock granted on February 25, 2003, which are fully vested as of his resignation date, have an exercise price of $4.50 per share and will be exercisable for a period of five years following his resignation date and (c) 150,000 shares of Isolagen Common Stock granted on September 5, 2003, which are fully vested as of his resignation date, have an exercise price of $9.81 per share and will be exercisable for a period of three years following his resignation date.  All other unexercised options granted to Mr. DeLape to purchase shares of Isolagen will be cancelled (or deemed null and void ab initio) as of Mr. DeLape’s resignation date.

Mr. DeLape may revoke his release (referred to above) during a period of seven days following the execution of the release pursuant to the Age Discrimination in Employment Act of 1967, as amended.  The Agreement, which will supersede any and all prior agreements between the parties including, without limitation, the Amended and Restated Employment Agreement of June 2005 between the parties, will become effective November 4, 2005 if Mr. DeLape has not revoked his release prior to that day.  Regardless of whether the Agreement becomes effective, Mr. DeLape’s resignations and termination of employment are irrevocable.  His termination resulted from differences over certain terms and the enforceability of the Amended and Restated Employment Agreement of June 2005.

A copy of the Agreement is filed herewith as Exhibit 1.01 and incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

Isolagen accepted the resignation of Frank DeLape as Chairman of the Board and as a member of the Board of Directors, effective as of October 27, 2005.  Mr. DeLape’s employment with Isolagen terminated at the same time.

A copy of the press release issued by Isolagen on November 2, 2005 is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits.

1.01	Separation and Release Agreement, dated as of October 27, 2005, among Isolagen, Inc., Isolagen Technologies, Inc. and Frank DeLape

99.1	Press release dated November 2, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOLAGEN, INC.
(Registrant)

	By	/s/ Susan Stranahan Ciallella
		Name:	Susan Stranahan Ciallella
		Title:	Interim Chief Executive Officer

Date: November 2, 2005

EXHIBIT INDEX

Exhibit Number	Description

1.01	Separation and Release Agreement, dated as of October 27, 2005, among Isolagen, Inc., Isolagen Technologies, Inc. and Frank DeLape

99.1	Press release dated November 2, 2005